Exhibit 1.1

[Form of Underwriting Agreement]

AU Optronics Corp.

300,000,000 Common Shares (NT$10.00 par value)

Represented by 30,000,000 American Depositary Shares

(Plus an option to purchase up to

30,000,000 additional Common Shares, represented by

3,000,000 American Depositary Shares to cover over-allotments)

Underwriting Agreement

July [•], 2005

Goldman Sachs International

As Representative of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs International

Peterborough Court,

133 Fleet Street,

London EC4A 2BB, England

Ladies and Gentlemen:

AU Optronics Corp. (the “Company”), a corporation organized under the laws of the Republic of China (the “ROC”), proposes to sell to the several Underwriters, for whom the Representative is acting as representative, 300,000,000 common shares, NT$10.00 par value (“Common Shares”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”) in the form of American depositary shares (“ADSs”). The Company proposes to grant to the Underwriters an option to purchase up to 30,000,000 additional Common Shares in the form of ADSs to cover over-allotments (the “Option Shares” and, together with the Underwritten Shares, the “Shares”).

You have also advised the Company that the Shares to be sold by the Company to the Underwriters shall be deposited by the Company pursuant to the Deposit Agreement, dated as of May 29, 2002 (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”) and all holders and beneficial owners from time to time of the ADSs. Upon deposit of any Common Shares, the Depositary will issue American depositary shares representing the Shares so deposited. The ADSs will be evidenced by American depositary receipts (“ADRs”). Each ADS will represent ten (10) Common Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities”, “Option Securities” and “Securities” shall be deemed to refer, respectively, to Underwritten Shares, Option Shares and Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs, and, to any Certificate of Payment (as hereinafter defined).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used in this Agreement shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Agreement are defined in Section 21 hereof.

1.	Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)    The Company meets the requirements for use of Form F-3 under the Act, and has prepared and filed with the Commission a registration statement (File No. 333-126461) on Form F-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement (including the form of final prospectus) or (2) after the Effective Date of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)    On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act, and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(c)    The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

(d)    The Company and the Depositary filed with the Commission registration statements (file numbers 333-88080 and 333-118892) on Form F-6 for the registration under the Act of the offering and sale from time to time of ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did or will comply, and on the Closing Date will comply, in all material respects, with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)    Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Shares (initially in the form of a certificate of payment that represents the irrevocable right to receive such Shares (the “Certificate of Payment”)) in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADRs are duly registered with the Depositary will be entitled to the rights specified in the ADRs and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, subject to the terms of the Deposit Agreement, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(f)    Other than as set forth in the Prospectus and so long as this Agreement, the Certificate of Payment, the cross receipt and any other documents which are deemed “receipts” under the ROC Stamp Duty Law are executed outside of the ROC, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (except such income taxes as may be imposed by the ROC government or any political subdivision or taxing authority thereof or therein on payments hereunder to any Underwriter, or on payments under the Deposit Agreement to the Depositary, where the net income of such Underwriter or of the Depositary is subject to tax by the ROC or withholding, if any, with respect to any such income tax) are payable by or on behalf of the Underwriters to the ROC or to any political subdivision or taxing authority thereof or therein in connection with (i) the issuance and delivery of the Certificate of Payment or the sale and delivery of the Shares in the manner contemplated in the Prospectus and pursuant to the terms of this Agreement, (ii) the deposit with the Depositary or its custodian of the Certificate of Payment or the Shares against the issuance of the ADRs evidencing the ADSs, (iii) the sale and delivery outside the ROC by the Underwriters of the ADSs, as contemplated herein or (iv) the execution and delivery of, or performance by any party of its obligations under, this Agreement and the Deposit Agreement.

(g)    Except as described in the Prospectus, all cash dividends and other distributions declared and payable on the Shares may under current ROC law and regulations be paid by the Company to the Depositary and to the holders of Securities, as the case may be, in the ROC in New Taiwan dollars (“NT dollars”) and, to the extent such holder is a non-ROC holder, may be converted into foreign currency and may be transferred out of the ROC in each case without obtaining any government approvals, and no other withholding or other taxes under the laws and regulations of the ROC are currently required to be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of its capital stock.

(h)    The Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its 2004 taxable year and does not expect to become a PFIC in the foreseeable future.

(i)    Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation and, where applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and, where applicable, is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

(j)    All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k)    The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares, have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares being sold under this Agreement (including those represented by the Certificate of Payment) by the Company have been duly and validly authorized, and, when issued and delivered against payment of the purchase price for the Securities by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable; except for an aggregate of 542,506,235 Common Shares issued in connection with the capitalization of retained earnings in respect of the year ended December 31, 2004, all of the issued and outstanding Common Shares of the Company have been duly listed, and admitted and authorized for trading, on the Taiwan Stock Exchange; the Shares will be duly listed and admitted for trading on the Taiwan Stock Exchange (“TSE”) on the fifth ROC business day after the Closing Date (as defined below); the ADSs being sold under this Agreement by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company and the employees of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except, with respect to the Shares, for such rights that have been effectively waived; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations into or exchange any securities of the Company for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)    There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required.

(m)    Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company; and the Deposit Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally.

(n)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” within the meaning of and subject to regulation under the United States Investment Company Act of 1940, as amended.

(o)    No consent, approval, authorization, filing with, or order of, any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement or in the Deposit Agreement, except for (i) registration of the Securities under the Act and any filings required under Rule 424 of the Act, (ii) the approval from the Central Bank of China (“CBC”) and the approval from the ROC Financial Supervisory Commission (“FSC”) which have been obtained and are in full force and effect, (iii) the filing with the TSE for listing of the Shares on the TSE, (iv) the amendment to the corporate registration reflecting issuance of the Shares with the Hsinchu Science Park Administration of the ROC (“SIPA”), which shall be filed by the Company within fifteen days after the Closing Date (as defined below), (v) the notifications, reports to and/or other filings with the CBC to be made by the Company in connection with and foreign exchange settlements and payments contemplated by the Deposit

Agreement, (vi) the public announcement through the Market Observation Post System (“MOPS”) and notice to the CBC regarding the issuance of the Securities which are required to be made by the Company within two days of the Closing Date, (vii) the submission to the FSC of the signed Deposit Agreement and custodian agreement between the Depositary and the custodian and other required documents within 10 days after the Closing Date (as defined below), (viii) placing the Prospectus in electronic format on the MOPS, (ix) quarterly announcements after the Closing Date through the MOPS and disclosure in the Company’s annual report of the implementation of the plan regarding the use of proceeds from the sale of the Securities, (x) the report to the CBC on the actual disbursement of the proceeds realized from the placement and sale of the Securities and submission of the relevant supporting documents evidencing the disbursement, (xi) periodic reports to the CBC and disclosure through the MOPS as to the total outstanding ADSs and the Common Shares underlying such ADSs and other required information relating to withdrawal of the Common Shares underlying the ADSs, including the name(s), nationality(ies) and the number of the Common Shares (a) received by the Company’s related party(ies) upon any withdrawal of the Common Shares or (b) received by any other person if, as a result of such withdrawal, the total number of Common Shares withdrawn by such person exceeds ten percent (10%) of the Common Shares deposited under the Deposit Agreement, (xii) reports to the CBC and disclosure through the MOPS of the information relating to the number and amount of the additional ADSs and the number of the Common Shares underlying such ADSs issued in connection with any rights issues or dividend distributions within two days after issuance of such additional ADSs, (xiii) registration required to be made by a non-ROC holder of ADSs with the TSE prior to withdrawing the Common Shares from the depositary receipt facility, (xiv) filing with the FSC of any information or documents provided by the Company to the Depositary in accordance with the Deposit Agreement within three days of providing such information or documents to the Depositary, (xv) other relevant disclosure of information relating to the ADSs through the MOPS, (xvi) any government authorizations as may be required under state securities, or “blue sky” laws, of the United States or the laws of other jurisdictions outside the ROC and the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, and (xvii) those approvals that have been obtained under the laws of the ROC and are in full force and effect as of the date hereof, including the approval of the CBC and the approvals of the FSC.

(p)    Neither the sale of the Securities by the Company, nor the execution and delivery of this Agreement or the Deposit Agreement, nor the consummation of any other of the transactions contemplated herein or in the Deposit Agreement, nor the fulfillment of the terms hereof or of the Deposit Agreement, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (i) the articles of incorporation of the Company or the constituent documents of any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with regard to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance by the Company of its obligations under this Agreement or the Deposit Agreement or the consummation of any of the transactions contemplated herein or therein or (B) the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

(q)    There are no contracts, agreements or understandings between the Company and any person granting to such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(r)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial data included or incorporated by reference in the Prospectus and Registration Statement, as the case may be, fairly present, in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included or incorporated by reference therein.

(s)    Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or the Subsidiaries or any change, or any development involving a prospective change, that would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

(t)    Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), there are no legal or governmental proceedings pending or, to the knowledge of the Company after due inquiry, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(u)    Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(v)    Each of the Company and the Subsidiaries has good and marketable title or valid land-use rights to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiary, except as described in the Prospectus.

(w)    Neither the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its articles of incorporation or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except such violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course business.

(x)    KPMG, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered a report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder.

(y)    No material labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent, except as set forth in or contemplated in the Prospectus.

(z)    Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either the Company or any of the Subsidiaries will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(aa)    Each of the Company and the Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate regulatory authorities necessary to own or lease its respective properties and conduct its respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(bb)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)    Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd)    Except as set forth or contemplated in the Prospectus, the Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the environment or use, disposal or release or protection of human exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ee)    The subsidiaries listed on Annex A attached hereto are the only subsidiaries of the Company.

(ff)    Each of the Company and the Subsidiaries owns, possesses or is licensed under, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (“Intellectual Property”) currently employed by it and reasonably necessary to conduct the business now operated by it and as proposed in the Prospectus to be conducted, and, except as set forth in the Prospectus, none of the Company or the Subsidiaries has received any notice of infringement of the foregoing Intellectual Property rights or that the Company or the Subsidiaries is in conflict with asserted rights of others, that if determined adversely to the Company would singly or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

(gg)    Except as disclosed in the Prospectus and to the Company’s knowledge after due inquiry, no relationship, direct or indirect, exists between or among any of the Company or the Subsidiaries on the one hand, and the directors, officers, supervisors, shareholders, customers or suppliers of any of the Company or the Subsidiaries on the other hand, that is required by the Act to be described in the Prospectus.

(hh)    This Agreement, the Deposit Agreement, the Certificate of Payment, the certificates evidencing the Shares and any other documents to be furnished hereunder or under the Deposit Agreement are in proper form under the laws of the ROC for the enforcement thereof against the Company under the laws of ROC; to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of each such agreement or document, it is not necessary that any such agreement or document be filed or recorded with any court or other authority in the ROC, other than the filing of the Deposit Agreement as required under the Regulations Governing the Offering and Issuance of Overseas Securities by Issuers, or that any stamp or similar tax be paid in the ROC or in respect of any such agreement or document, it being understood that in court proceedings in the ROC a translation into the Chinese language may be required.

(ii)    Under the laws of the ROC, each holder of ADSs evidenced by ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or the Depositary’s nominee registered as representative of the holders and beneficial owners of the ADSs in a direct suit, action or proceeding against the Company.

(jj)    The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(kk)    The section entitled “Operating and Financial Review and Prospects” in the Company’s annual report as Form 20-F for the year ended December 31, 2004, as amended (the “2004 Form 20-F”), accurately and fully describes in all material respects (A)accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ll)    The section entitled “Operating and Financial Review and Prospects-Liquidity and Capital Resources” in the 2004 Form 20-F accurately and fully describes in all material respects all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and; neither the Company nor any of the Subsidiaries is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Subsidiaries, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off balance sheet transactions or arrangements. As used herein in this Section 1(ll), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(mm)    Except as set forth in the Prospectus, the Company is not engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available to other parties on an arm’s-length basis.

(nn)    Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity that would give rise to any claim against the Company or any Underwriter for brokerage commissions, finder’s fees or other payments in connection with the offer and sale of the ADSs.

(oo)    The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(pp)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(qq)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the United States Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. Any certificate signed by any officer of the Company, in his or her capacity as an officer of the Company, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.	Purchase and Sale.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[•] per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Agreement.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 30,000,000 additional Common Shares represented by ADSs, in the aggregate, at the same purchase price per ADS as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before 8:00 a.m., Hong Kong time, [•], 2005 upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date (which shall be the Closing Date for the Underwritten Securities). The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.	Delivery and Payment.

Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the date set out in Section 2(b) above) shall be made at 8:30 AM, New York City time, on [•], 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Agreement the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representative may request not less than one full Business Day prior to the Closing Date.

4.	Offering by Underwriters.

It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.	Agreements.

(i)    The Company agrees with the several Underwriters that:

(a)    The Company will use its best efforts to cause the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement or the ADR Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)    If, at any time when a prospectus relating to the Securities, in the opinion of counsel for the Underwriters, is required to be delivered by an underwriter or dealer under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement (including by the furnishing of a Form 6-K) which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)    As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)    The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

(e)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Company will not, without the prior written consent of Goldman Sachs International, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of and Common Shares or ADSs or any securities that are substantially similar to the Common Shares or ADSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or ADSs or any such substantially similar securities (in each case other than securities issuable upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof), except for (i) ADSs and Common Shares represented thereby being sold hereunder, (ii) Common Shares to be issued by us pursuant to any stock dividend approved by shareholders prior to the date hereof, (iii) Common Shares granted or issued pursuant to our employee stock option or bonus plans and (iv) up to 12,000,000 Common Shares held in treasury on the date hereof.

(g)    The Company will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise,

in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(h)    On or before the Closing Date, the Company will execute and deliver the Certificate of Payment, dated the Closing Date, to the custodian, together with a letter of instruction from the Company irrevocably authorizing the custodian to hold the Certificate of Payment to the Company’s order until execution by the Company of a written release of the same for deposit with the custodian for the Depositary pursuant to the Deposit Agreement, such release to be delivered against receipt of payment for the Securities from the Underwriters. The Company will deliver the Shares through the book-entry system maintained by the Taiwan Securities Central Depository Co., Ltd. to the account of the Depositary’s nominee with the custodian on the fifth ROC business day after the Closing Date and cause the Shares to be listed and traded on the TSE on the fifth ROC business day after the Closing Date.

(i)    The Company will notify the Representative promptly upon becoming aware of any event or development making untrue, or of any change affecting, any of its representations, warranties, agreements or indemnities herein at any time prior to payment being made to the Company on the Closing Date and will take such steps as may be reasonably requested by the Representative to remedy the same.

(j)    Between the date hereof and the Closing Date (inclusive), the Company will, and will cause the Subsidiaries and all other parties acting on its behalf to, notify and consult with the Representative prior to issuing any announcement (unless prevented by applicable law or regulation or it is impracticable in light of the circumstances) concerning the Securities or which, in the reasonable judgment of the Company, could be material in the context of the offering and distribution of the Securities.

(k)    The Company will use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(l)    In connection with listing the Shares on the Taiwan Stock Exchange and the supplemental listing of the ADSs on the New York Stock Exchange, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such listings.

(m)    The Company will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, on or in connection with the creation, issue, offering or sale by the Company of the Certificate of Payment, the Shares and the ADSs (including the deposit by the Company of the Shares or Certificate of Payment, as the case may be, with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to or for the account of the Underwriters), the offer, sale and delivery outside the ROC by the Underwriters of such ADSs and the execution or delivery of this Agreement, including, in any such case, any ROC withholding, transfer or similar tax asserted against an Underwriter by reason of the purchase and sale of ADSs pursuant to this Agreement

(except such income taxes that may be imposed by the ROC government or any political subdivision or taxing authority thereof or therein on any Underwriter or the Depositary whose net income is subject to tax by the ROC or withholding, if any, with respect to any such income tax).

(n)    The Company, or one or more agents thereof acting on its behalf, will make all filings and registrations, obtain all approvals and submit all reports, if any, required for the issuance of the Shares and Certificate of Payment, the issuance and sale of the ADSs, the compliance by the Company with all of the provisions of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein, including, but not limited, to all filings, registrations, approvals and reports set forth in paragraph (o) of Section 1 hereof, on or prior to the date on which such filings, registrations, approvals or reports, if any, are required to be made, obtained or submitted.

(o)    The Underwriters will pay, or reimburse the Company, for amounts paid by the Company in respect of (i) the fees and expenses of KPMG as the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company, in each case incurred in connection with the public offering of the ADSs; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, the ADR Registration Statement, and all amendments or supplements to any of them, as may, in each case, be requested for use in connection with the offering and sale of the Securities; (iii) the transportation, meeting, lodging and other roadshow expenses incurred by or on behalf of Company Representative in connection with presentations to prospective purchasers of the Securities; (iv) any registration fees payable to the Commission in connection with the registration of the Securities with the Commission; and (v) any filing fees payable in respect of any filings required to be made with the National Association of Securities Dealers, Inc.; it being understood that the Underwriters shall not be required to pay, or reimburse the Company for amounts paid in respect of, and the Company shall pay or cause to be paid: (i) any supplemental listing fees and expenses payable in connection with the supplemental listing of the ADSs on the New York Stock Exchange, (ii) the internal costs and out-of-pocket fees and expenses incurred by employees of the Company and the Subsidiaries, in connection with the public offering of the Securities, and (iii) any amounts payable by the Company under Section 5(i)(l) hereof.

(p)    Except as described in the Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the Underlying Shares shall be made free and clear of, and without deducting for or on account of, any taxes imposed, assessed or levied by the ROC or any authority thereof or therein (except such income taxes as may be imposed by the ROC on payments hereunder to any Underwriter or the Depositary whose net income is subject to tax by the ROC or withholding, if any, with respect to any such income tax).

(ii)    Each Underwriter agrees that:

(a)    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, the ADSs have not been and will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the ADSs may be offered, with effect from and including the Relevant Implementation Date, to the public in that Relevant Member State at any time:

(1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2) to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than EUR 43,000,000 and (z) an annual net turnover of more than EUR 50,000,000 as shown in its last annual or consolidated accounts; or

(3) in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of ADSs to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the ADSs, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(b) (1) The ADSs have not been, and will not be, offered to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000 (as amended), or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA; (2) No invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) has been or will be communicated or caused to be communicated other than to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company; and (3) All applicable provisions of FSMA with respect to anything done in relation to the ADSs in, from or otherwise involving the United Kingdom have been, and will be complied with.

(c)    The ADSs have not been and will not be registered under the Securities and Exchange Law of Japan and may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to, or for the account or benefit of, any person for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with any other relevant laws and regulations of Japan.

(d)    The ADSs may not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the Securities and Futures Ordinance, and any rules made under the Securities and Futures Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the Companies Ordinance, or which do not constitute an offer to the public within the meaning of the Companies Ordinance. No advertisement, invitation or document relating to the ADSs may be issued whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under the Securities and Futures Ordinance.

(e)    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f)    The ADSs may not be, directly or indirectly, offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, investment institutions, securities intermediaries, insurance companies, pension funds, other institutional investors and treasury departments and finance companies of large enterprises, who or which trade or invest in securities in the conduct of a business or profession.

(g)    No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ADSs or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

(h)    The ADSs may not be offered or sold, directly or indirectly, in the ROC.

6.	Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, if applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:

(i)    If the Registration Statement and the ADR Registration Statement have not become effective prior to the Execution Time, unless the Representative agree in writing to a later time, the Registration Statement and the ADR Registration Statement will become effective not later than (a) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (b) 9:30 AM New York City time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(ii)    On the Closing Date, the Company shall have requested and caused Davis Polk & Wardwell, United States counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Exhibit A hereto.

(iii)    On the Closing Date, the Company shall have requested and caused Russin & Vecchi, ROC counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect set forth in Exhibit B hereto.

(iv)    On the Closing Date, the Depositary shall have requested and caused Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, to the effect that:

(a)    The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and assuming due authorization, execution and delivery thereof by the Company, constitutes a legal, valid and binding instrument enforceable against the Depositary in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfer), moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity), and (b) rights to indemnity and contribution thereunder may be limited by U.S. federal or state securities laws or public policy;

(b)    the statements in the final Prospectus under the heading “Description of American Depositary Shares,” insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, are fair and accurate;

(c)    the Depositary has full corporate power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder;

(d)    the ADRs, when issued by the Depositary against deposit of a Global Certificate of Payment in accordance with the terms and conditions of the Deposit Agreement and the ADR Registration Statement to evidence the ADSs delivered to the Representative, will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

(e)    the ADR Registration Statements have been declared effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the ADR Registration Statements have been issued and no proceedings for that purpose have been instituted or threatened. The ADR Registration Statements comply as to form in all material respects with the requirements of the Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, in each case as known to such counsel to be interpreted by the Staff of the Securities and Exchange Commission at the date of this legal opinion.

(v)    On the Closing Date, the Representative shall have received from Shearman & Sterling LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(vi)    On the Closing Date, the Representative shall have received from Chen & Lin, ROC counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(vii)    On the Closing Date, the Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(a)    The representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date.

(b)    No stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

(c)    Since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has not been any change, or any development involving a prospective change, that would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(viii)    The Company shall have requested and caused KPMG to have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and other information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain other information contained or incorporated by reference in the Registration Statement and the Prospectus.

(ix)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectus (exclusive of any supplement thereto), there shall not have been (a) any change or decrease specified in the letter or letters referred to in paragraph (viii) of this Section 6 or (b) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (a) or (b) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement and the Prospectus (exclusive of any supplement thereto).

(x)    The Deposit Agreement shall be in full force and effect.

(xi)    The Depositary shall have furnished or caused to be furnished to the Representative certificates satisfactory to the Representative evidencing (i) the deposit with the Depositary of the Certificate of Payment in respect of which ADSs to be purchased by the Underwriters on the Closing Date are to be issued, (ii) the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement, and (iii) such other matters related thereto as the Representative reasonably request.

(xii)    Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(xiii)    The ADSs shall have been supplementally listed and admitted and authorized for trading on the New York Stock Exchange, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(xiv)    At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit C hereto from BenQ Corporation addressed to the Representative.

(xv)    No order or notice, oral or written, from any governmental or regulatory authority of the ROC, including the ROC FSC, has been received by the Company to the effect that the offering contemplated by this Agreement, if consummated, will contravene applicable laws or regulations of the ROC.

(xvi)    Prior to the Closing Date, the Company shall have received from each of its employees entitled to subscribe to the Shares a written waiver of such employee’s right to subscribe to such Shares.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and shall not have been waived by the Representative, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 12/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong, on the Closing Date.

7.	Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for in this Agreement is not consummated:

(a)    Because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure of the Company to comply with such condition, or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Underwriters shall not be required to make any payments, or reimburse the Company for any payments, described in Section 5(i)(o) hereof, and the Company will reimburse the Underwriters severally through Goldman Sachs International on demand for (i) all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities and (ii) all payments by the Underwriters under Section 5(i)(o) hereof.

(b)    Because of any termination pursuant to Section 10 hereof, the Underwriters shall not be required to make any payments, or reimburse the Company for any payments, described in Section 5(i)(o) hereof and the Company will reimburse the Underwriters severally through Goldman Sachs International on demand for all payments made by the Underwriters pursuant to Section 5(i)(o) hereof; provided that if the Company or any of its subsidiaries consummates an international securities offering with any lead manager other than Goldman Sachs International or any affiliates of Goldman Sachs International in the period ending 365 days following such termination, then immediately upon the consummation of such offering, the Company will, in addition, reimburse the Underwriters severally through Goldman Sachs International on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

(c)    For any reason other than those set forth in paragraphs (a) or (b) above, the Underwriters will not be required to make any payments, or reimburse the Company for any payments, described in Section 5(i)(o) hereof, and the Company will reimburse the Underwriters severally through Goldman Sachs International on demand for all payments by the Underwriters under Section 5(i)(o) hereof.

8.	Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in Section 8(a) from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the indemnity in Section 8(a). This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and directors, officers, employees and agents, and control persons, of any Underwriters, such firm shall be designated in writing by Goldman Sachs International. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party from whom such consent is required hereunder but has not been obtained.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.	Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default under this Agreement.

10.	Termination.

This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) a suspension or material limitation in the trading of the Company’s Common Shares on the Taiwan Stock Exchange or ADSs on the New York Stock Exchange, (ii) a suspension or material limitation in the trading of securities generally on the Taiwan Stock Exchange or New York Stock Exchange, (iii) a banking moratorium shall have been declared by U.S. Federal, New York State or the ROC authorities or a material disruption in commercial banking, securities settlement or clearance services in the United States or the ROC or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the ROC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.	Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.	Notices.

All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Goldman Sachs (Asia) L.L.C., Attention: Special Execution Group (Fax No.: (852) 2978-0040) and confirmed to such General Counsel at Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Special Execution Group; or, if sent to the Company, will be mailed, delivered or telefaxed to (Fax No.: (886-3) 564-3370) and confirmed to it at 1 Li-Hsin Rd., 2 Hsinchu Science Park, Hsinchu, Taiwan, ROC, attention of Jerry Liu, Senior Manager of Finance Department.

13.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Agreement.

14.	Applicable Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.	Jurisdiction.

The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

The Company has appointed CT Corporation System, Inc., 111 Eighth Avenue, New York, New York 10011 as its authorized agent (such agent, the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding.

The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the ROC. The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

16.	Currency.

Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

17.	Waiver of Immunity.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

18.	Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.	Headings.

The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

20.	Definitions.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1 (i)(d) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“ADRs” shall mean the certificates issued by the Depositary to evidence the American depositary shares issued under the terms of the Deposit Agreement.

“ADSs” shall mean the American depositary shares, each of which represents ten (10) common shares of the Company, par value NT$10 per share, issued under the terms of the Deposit Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the ROC.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“New York Courts” shall mean the U.S. Federal or State courts located in the Borough of Manhattan, the City of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph 1 (a) above and any preliminary prospectus with respect to the offering of the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1 (a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Representative” shall mean the addressees of this Agreement.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1 (a) hereof.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Subsidiaries” shall mean the subsidiaries of the Company listed on Annex A attached hereto.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriters” shall mean the several underwriters named in Schedule I to this Agreement.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

“United States or Canadian Person” shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

“U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

AU OPTRONlCS CORP

By:

Name: Max Cheng

Title: Chief Financial Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

GOLDMAN SACHS INTERNATIONAL

By:
Name: Title:

For itself and the other several Underwriters

named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of ADSs (representing Underwritten Shares) to be Purchased
Goldman Sachs International	[	•]
[OTHER UNDERWRITERS]	[	•]
	[	•]

Total	[	•]

EXHIBIT A

[Form of Davis Polk & Wardwell Opinion]

[•], 2005

Goldman Sachs International

as Representative of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

c/o Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

England

Ladies and Gentlemen:

We have acted as special United States counsel for AU Optronics Corp., a company limited by shares organized under the laws of the Republic of China (the “Company”), in connection with the Underwriting Agreement dated [•], 2005 (the “Underwriting Agreement”) between the Company and you, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company proposes to sell, and the Underwriters severally and not jointly propose to purchase, an aggregate of 330,000,000 shares of the Company’s common stock, par value NT$10 per share (the “Shares”), in the form of 33,000,000 American Depositary Shares (“ADSs”), each such ADS representing the right to receive 10 Shares, to be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement (the “Deposit Agreement”) dated as of May 29, 2002, among the Company, Citibank N.A., as Depositary (the “Depositary”) and all holders and beneficial owners from time to time of ADRs issued thereunder. This opinion is delivered pursuant to Section 6(ii) of the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

We have participated in the preparation of the Company’s registration statement on Form F-3 (File No. 333-126461) and Amendment No. 1 thereto filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offering of Shares of the Company. In addition, we have been advised by the staff of the Commission that such registration statement, as so amended, was declared effective under the Act on [•], 2005.

The registration statement, as amended at the time it was declared effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus in the form first used to confirm sales of the Shares in the form of ADSs is hereinafter referred to as the “Prospectus”. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Company and submitted for our examination.

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, we are of the opinion that:

(i)    Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Republic of China (“ROC”) law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery are governed by the laws of the State of New York.

(ii)    Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as ROC law is concerned, the Deposit Agreement has been duly executed and delivered by the Company to the extent such execution and delivery are governed by the laws of the State of New York and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Company and the Depositary has full power, authority and legal right to enter into and perform its obligations thereunder, the Deposit Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability, and except as rights to indemnification and contribution thereunder may be limited by applicable law.

(iii)    Upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares (initially in the form of a Certificate of Payment) in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement, in each case assuming that (A) the Shares (initially in the form of a Certificate of Payment) have been duly authorized and validly issued and are fully paid and non-assessable, and that any preemptive rights with respect to the Shares have been validly waived or exercised and (B) the Shares (initially in the form of a Certificate of Payment) have been duly deposited in accordance with all applicable laws and regulations.

(iv)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Underwriting Agreement and the Deposit Agreement will not contravene any provision of U.S. federal or New York state law (other than state securities or blue sky laws, as to which we express no opinion) that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement and the Deposit Agreement.

(v)    No consent, approval, authorization or order of, or qualification with, any U.S. federal or New York state governmental body or agency that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement and the Deposit Agreement is required for the execution and delivery by the Company of, or the performance by the Company of its obligations under, each of the Underwriting Agreement and the Deposit Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares in the form of ADSs and except for those which have been obtained or made.

(vi)    To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(vii)    The Company is not, and after giving effect to the offering and sale of the Shares in the form of ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)    Assuming that each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as ROC law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has: (A) pursuant to Section 15 of the Underwriting Agreement, validly submitted to the non-exclusive personal jurisdiction of the New York Courts in any suit, action or proceeding arising out of or based upon the Underwriting Agreement or the transactions contemplated thereby, and pursuant to Section 7.6 of the Deposit Agreement, validly submitted to the non-exclusive personal jurisdiction of the U.S. federal or New York state courts located in the City of New York in any suit, action or proceeding arising out of or in connection with the Deposit Agreement or the transactions contemplated thereby; (B) validly waived, to the fullest extent it may effectively do so under applicable law, any objection to the laying of venue of such a proceeding in any such court; and (C) validly appointed CT Corporation System in New York, New York as its authorized agent for the purpose described in Section 15 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement; and service of process effected on such agent in the manner set forth in Section 15 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company.

We have considered the statements relating to U.S. federal and New York state legal matters or documents governed by New York law included in the Prospectus under the captions “Description of American Depositary Shares”, “Common Shares Eligible for Future Sale” and “Underwriting”, and the statements relating to legal matters included in the Prospectus under the caption “Taxation—United States Federal Income Tax Considerations for United States Holders”. In our opinion, such statements fairly summarize in all material respects such legal matters or documents. We express no opinion concerning the statements relating to ROC law and regulations or documents governed by ROC law appearing under such captions.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that (i) the Registration Statement or the Prospectus do not comply as to form in all material respects with the Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing belief, we have not been called to pass upon, and we express no belief as to, the financial statements or financial schedules or other financial data included in the Registration Statement or the Prospectus.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. To the extent that the laws of the ROC are relevant to our opinion set forth above, we have, with your permission and without independent investigation, relied on the opinion of Russin & Vecchi, ROC counsel for the Company, delivered to you on the date hereof pursuant to Section 6(iii) of the Underwriting Agreement as to all matters governed by the laws of the ROC. Our opinion is subject in all respects to the assumptions, qualifications and exceptions contained in such opinion.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

DAVIS POLK & WARDWELL

EXHIBIT B

[Form of Russin & Vecchi Opinion]

Goldman Sachs International

    As Representative of the several Underwriters

c/o Goldman Sachs International

Peterborough Court,

133 Fleet Street,

London EC4A 2BB, England

June 23, 2004

Dear Sirs:

We have acted as counsel in the Republic of China (the “ROC”) to AU Optronics Corp. (the “Company”) in connection with the sale by the Company of [•] American Depositary Shares (“ADSs”) representing [•] common shares of par value NT$10 each of the Company (“Common Shares”) which ADSs will be issued pursuant to the deposit agreement, dated as of May 29, 2002 (the “Deposit Agreement”) among the Company, Citibank N.A., as depositary (the “Depositary”) and all holders and beneficial owners from time to time of the ADSs evidenced by the American Depositary Receipts (“ADRs”) issued thereunder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

In rendering this opinion, we have examined the originals or photocopies, certified or otherwise identified to our satisfaction of the following documents:

1.	the Underwriting Agreement;

2.	the Preliminary Prospectus, dated [•], 2005, and the Final Prospectus, dated [•], 2005, (collectively the “Prospectus”) and the Registration Statement;

3.	the Deposit Agreement;

4.	a certificate issued by Mr. Max Cheng, the Chief Financial Officer of the Company, dated [•], 2005, (“Certificate”) to which the following are attached:

(a)	a photocopy of the Articles of Incorporation of the Company as last amended on [DATE];

(b)	a photocopy of the minutes of the shareholders’ meeting of the Company held on [DATE];

(c)	photocopies of the minutes of the Company’s board of directors meetings held on [DATE] and [DATE], respectively;

(d)	a photocopy of the company registration card of the Company issued by the Hsinchu Science Park Administration (“SIPA”) on [DATE];

(e)	photocopies of the Certificates of Profit Seeking Enterprise Registration of the Company issued by the SIPA and the Taoyuan County Government, dated as of [DATE] and [DATE], respectively;

(f)	a photocopy of the letter issued by the Central Bank of China (“CBC”), dated [DATE] (the “CBC Approval”);

(g)	a photocopy of the letter issued by the Financial Supervisory Commission of the ROC (the “ROC FSC”), dated [DATE] (the “ROC FSC Approval”);

(h)	[a photocopy of the power of attorney issued by Mr. K.Y. Lee, the chairman of the Company, on [DATE] (“POA”) authorizing Mr. Max Cheng to sign on behalf of the Company any agreement or document in connection with sale of Securities by the Company]; and

(i)	photocopies of the company registration card of Konly Venture Corp. (“Konly”) issued by the Ministry of Economic Affairs (“MOEA”) on January 19, 2004, the Certificate of Profit Seeking Enterprise Registration of Konly issued by the Hsinchu County Government on February 4, 2004 and the Articles of Incorporation of Konly, as last amended on [DATE];

5.	an extract from the MOEA, Internet accessible database, dated [•], 2005, showing the Company and Konly as being in existence;

6.	the Certificate of Payment issued by the Company, dated [•], 2005 (the “Certificate of Payment”); and

7.	a certificate issued by Mr. Max Cheng, the Chief Financial Officer of the Company, dated [•], 2005, confirming that the Underwriting Agreement and the Certificate of Payment have been duly executed and delivered by Mr. Max Weishun Cheng for and on behalf of the Company.

This opinion is based on the foregoing documents as of the date thereof and we have assumed for purposes hereof that such documents have not been amended, modified or revoked as of the date hereof, and that as of the date hereof, no circumstances exist and no governmental, judicial or other action (apart from changes in ROC laws or regulations of which we are aware) has occurred which would affect the validity, enforceability or accuracy thereof.

Our opinion relates solely to the laws of the ROC. We express no opinion on any matter which may be governed by the laws of any other jurisdiction including, without limitation, the laws of the State of New York (“New York Law”).

For purposes of this opinion, we have assumed:

(a)

due compliance with the laws of any jurisdiction other than the ROC, the laws of which may be applicable in relation to the issuance, execution, delivery, performance or enforcement of the Underwriting Agreement, the Deposit

Agreement and the ADRs evidencing the ADSs and, in particular, except to the extent that rights to indemnity and contribution may be limited by applicable securities law, the Underwriting Agreement, the Deposit Agreement and the ADRs evidencing the ADSs constitute valid and legally binding obligations of the Company under New York Law, by which law the Underwriting Agreement, the Deposit Agreement and the ADRs evidencing the ADSs are expressed to be governed;

(b)	due authorization by all appropriate corporate actions of each party thereto other than the Company of such party’s issuance, execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement, as applicable;

(c)	the genuineness of all documents and all signatures and seals on all documents examined by us, the completeness thereof and conformity to original documents of all copies submitted to us; and

(d)	the accuracy and completeness of all factual matters reflected in such documents including but not limited to the Certificate.

Based upon and subject to the foregoing and the qualifications set out below, and so far as concerns the laws of the ROC as of the date hereof, we are of the opinion that:

(a)	The Company has been duly incorporated, is validly existing as a corporation under the laws of the ROC, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and to own or lease its properties in the ROC. Konly has been duly incorporated and is validly existing under the laws of the ROC, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus. The outstanding shares of common stock of Konly have been duly and validly authorized and issued and are fully paid and non-assessable.

(b)

The Company’s authorized and issued share capital is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares have been duly and validly authorized and issued, fully paid and non-assessable; the Shares (including the Certificate of Payment) have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and the Deposit Agreement, will be validly issued, fully paid and non-assessable with no personal liability for the obligations of the Company attaching to the ownership thereof; the issuance of the Shares will not be subject to any preemptive or similar rights except such as have been duly and validly waived; except for an aggregate of [•] Common Shares issued in connection with the capitalization of retained earnings in respect of the year ended December 31, 2004, all of the Common Shares outstanding prior to the issuance of the Shares have been duly listed and admitted for trading on the Taiwan Stock Exchange (“TSE”); the Shares will be duly listed and admitted for trading on the TSE when the Shares are delivered to the account of the Depositary’s nominee through the book-entry system maintained by the Taiwan Securities Central

Depositary, Co., Ltd. (“TSCD”); upon becoming listed and admitted for trading on the TSE, the Shares will rank pari passu with and be fully fungible with all outstanding Common Shares (including with respect to trading and settlement); the holders of outstanding Common Shares of the Company are not entitled to preemptive or other rights to acquire the ADSs in connection with the transactions contemplated by the Underwriting Agreement; there are no restrictions on subsequent transfer of the Common Shares underlying the ADSs except as described in the Prospectus under the captions “Description of Our Share Capital” and “Description of American Depositary Shares” and, to the best of our knowledge, except as set forth in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of capital stock of the Company.

(c)	Each of the Deposit Agreement, the Underwriting Agreement and the Certificate of Payment has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company, enforceable in accordance with the respective terms thereof.

(d)

No consent, approval, authorization, filing with, or order of, or qualification with, any governmental body or agency of the government of the ROC is required in connection with the transactions contemplated in the Underwriting Agreement or in the Deposit Agreement, except for (i) the CBC Approval and the ROC FSC Approvals which have been obtained and are in full force and effect, (ii) the filing with the TSE for listing of the Shares on the TSE, (iii) the amendment to the corporate registration reflecting issuance of the Shares with the SIPA, which shall be filed by the Company within fifteen days after the Closing Date, (iv) the notifications, reports to and/or other filings with the CBC to be made by the Company in connection with the foreign exchange settlements and payments contemplated by the Deposit Agreement, (v) the public announcement through the Market Observation Post System (“MOPS”) and notice to the CBC regarding the issuance of the Securities which are required to be made by the Company within two days of the Closing Date, (vi) the submission to the FSC of the signed Deposit Agreement and custodian agreement between the Depositary and the custodian and other required documents within 10 days after the Closing Date, (vii) placing the Prospectus in electronic format on the MOPS, (viii) quarterly announcements after the Closing Date through the MOPS and disclosure in the Company’s annual report of the implementation of the plan regarding the use of proceeds from the sale of the Securities, (ix) the report to the CBC on the actual disbursement of the proceeds realized from the placement and sale of the Securities and submission of the relevant supporting documents evidencing the disbursement, (x) periodic reports to the CBC and disclosure through the MOPS as to the total outstanding ADSs and the Common Shares underlying such ADSs and other required information relating to withdrawal of the Common Shares underlying the ADSs, including the name(s), nationality(ies) and the number of the Common Shares (i) received by the Company’s related party(ies) upon any withdrawal of the Common Shares or (ii) received by any other person if as a result of such withdrawal, the total number of Common Shares withdrawn by such other person exceeds ten percent (10%) of the Common Shares deposited under the Deposit Agreement, (xi) reports to the CBC and disclosure through the MOPS of the information relating to the number and amount of the additional ADSs and the number of the Common Shares underlying such ADSs issued in connection with any rights issues or dividend distributions within two days after issuance of such additional ADSs, (xii) registration required to be made by a non-ROC holder of ADSs with the TSE prior to withdrawing the Common Shares from the depositary receipt facilities, and (xiii) filing with the FSC of any information or documents provided by the Company to the Depositary in accordance with the Deposit Agreement within three days of providing such information or documents to the Depositary.

(e)	Except as disclosed in the Prospectus and so long as the Underwriting Agreement, the Certificate of Payment, the cross receipt and any other documents which would be deemed “receipts” under the ROC Stamp Duty Law are executed outside of the ROC and subject to qualification (7) below, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the ROC or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and delivery of the Certificate of Payment or sale and delivery of the Shares in accordance with the Underwriting Agreement and the Deposit Agreement, (B) the deposit with the Depositary or its custodian of the Certificate of Payment and the Shares against the issuance of the ADRs evidencing the ADSs, (C) the sale and delivery outside of the ROC by the Underwriters of the ADSs pursuant to the terms of and in the manner contemplated in the Underwriting Agreement or (D) the execution and delivery of the Underwriting Agreement and the Deposit Agreement.

(f)	Subject to the qualification that litigation and arbitration in the ROC are not necessarily a matter of public record, to the best of our knowledge and except as described in the Prospectus, we are not aware of any pending ROC legal or governmental proceedings to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any of the Subsidiaries is subject which, if determined adversely to the Company and its Subsidiaries would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”).

(g)

(A) The execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement and compliance by the Company with the terms and provisions thereof, (B) the issuance and sale of the Shares and the Securities, (C) the deposit of the Certificate of Payment by the Company under the Deposit Agreement against the issuance of the Securities, (D) the delivery of the Shares to the custodian in exchange for the Certificate of Payment, (E) the application of the proceeds from the sale of the Securities as described in the Prospectus and (F) the consummation of the other transactions contemplated by the Underwriting Agreement and the Deposit Agreement, will not contravene or result in a breach or violation of any provision of applicable laws and regulations of the ROC or the Articles of Incorporation or other constitutive documents of the Company, or, to the best of our knowledge, any agreement or other instrument binding upon the Company that is material to the Company, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court of the ROC having jurisdiction over the Company or any of the Subsidiaries.

(h)	We have reviewed (A) the statements in the Prospectus under the captions “Risk Factors”, “Description of Our Share Capital”, “Description of American Depositary Shares”, “Common Shares Eligible for Future Sale”, “Enforceability of Civil Liabilities” and “Taxation—ROC Tax Considerations” and (B) the statements in the 2004 Form 20-F under the captions “Directors, Senior Management and Employees—Directors and Senior Management”, “Financial Information—Dividends and Dividend Policy” and “Additional Information—Material Contracts” and confirm that, insofar as such statements relate to legal matters of ROC law or regulations or the terms and conditions of the documents described therein, such statements are accurate in all material respects.

(i)	Nothing has come to our attention that would lead us to believe that (except for the financial statements and other financial or statistical data contained therein, as to which we need not express any opinion or belief) the Registration Statement or the ADR Registration Statement as of the Effective Date contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading; and the Prospectus as of their respective dates and as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)	The Underwriting Agreement, the Deposit Agreement, the Certificate of Payment and other documents to be furnished thereunder (to the extent that such other documents have been provided to us) are in proper legal form under the laws of the ROC for the enforcement thereof against the Company under the laws of the ROC. Except for the filings and registrations referred to in opinion (d) above, it is not necessary, required, or advisable, to ensure the legality, validity, enforceability or admissibility in evidence of any of such agreement or document that such agreement or document be filed or recorded with any court or other authority in the ROC or that any stamp or similar tax be paid, it being understood that in court proceedings in the ROC a translation into Chinese language may be required.

(k)

Except for the circumstances described in qualification (8) below, none of the parties to the Underwriting Agreement or the Deposit Agreement in order to enforce any of their respective rights under the Underwriting Agreement or the Deposit Agreement or any other document to be furnished thereunder, and none of the holders of the ADSs in order to enforce any of their respective rights under the ADRs or the Deposit Agreement or any other document to be furnished thereunder (other than such parties or holders that are established under the laws of the ROC) need be licensed, qualified or entitled to do business in the ROC.

(l)	None of the parties to the Underwriting Agreement or the Deposit Agreement (other than those parties established under the laws of the ROC) and none of the holders of the ADSs are or will be deemed to be resident, domiciled, carrying on business or, subject to qualification (7) below, subject to taxation in the ROC or be required to be licensed, qualified or otherwise entitled to do business in the ROC solely by reason of the ownership of the ADSs or the entry into, performance and/or enforcement of the Underwriting Agreement and/or the Deposit Agreement, as applicable.

(m)	The choice of New York Law to govern the Underwriting Agreement and the Deposit Agreement is a valid choice of law. Under the Law Governing the Application of Laws to Civil Matters Involving Foreign Elements of the ROC (i.e., the ROC conflicts of law rules), if any claim with respect to the obligations of the Company, under the Underwriting Agreement or the Deposit Agreement, comes under the jurisdiction of the ROC courts, New York Law is to be applied.

(n)	The submission in the Underwriting Agreement and the Deposit Agreement by the Company to the non-exclusive jurisdiction of and the irrevocable waiver of objection to venue of a proceeding in the U.S. federal and New York state courts in New York City is valid and binding upon the Company.

(o)	The irrevocable appointment by the Company of CT Corporation System in New York as its authorized agent for the purpose described in the Underwriting Agreement and the Deposit Agreement, is legal, valid and binding on the Company.

(p)	A judgment obtained against the Company in the courts of the ROC in respect of any sum payable by the Company under the Underwriting Agreement or the Deposit Agreement may be expressed in United States dollars or New Taiwan dollars. However, if such judgment is enforced against assets of the Company located in the ROC, the fact that the judgment is rendered and expressed in United States dollars does not, for foreign exchange control purposes, itself, create a right to convert the New Taiwan dollar proceeds of such enforcement into United States dollars. Except as described in the Prospectus, all cash dividends and other distributions declared and payable on the Common Shares underlying the ADSs may be paid by the Company to the Depositary and the holders of ADSs, as the case may be, in New Taiwan dollars that, to the extent such holder is a non-ROC holder and the required TSE registration has been made, may be converted into foreign currency and freely transferred out of the ROC without the necessity of obtaining any governmental approvals from any governmental agency in the ROC. Other than as described in the Prospectus, all such dividends and other distributions made to holders of ADSs who are non-residents of the ROC will not be subject to the ROC income, withholding or other taxes under the laws and regulations of the ROC and are otherwise free and clear of any other tax, duty, withholding or deduction in the ROC.

(q)	To the best of our knowledge, and except as otherwise disclosed in the Prospectus, (i) the Company owns or possesses or is licensed to use all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information (“Intellectual Property”) currently utilized by the Company in connection with its business and proposed to be utilized in connection with its business, and (ii) the Company has not received any notice of material infringement of or conflict with asserted rights of any third party with respect to any Intellectual Property which, if determined adversely to the Company would have a Material Adverse Effect.

(r)	To the best of our knowledge, the Company holds all, and is not in violation of any, ROC governmental licenses and approvals necessary to own its property and conduct its business as described in the Prospectus except to the extent that the failure to hold such licenses or approvals and/or the violation thereof would not have a Material Adverse Effect.

(s)	With respect to the Company’s obligations under the Underwriting Agreement and the Deposit Agreement, in the event a judgment of the courts of a country other than the ROC, including without limitation a judgment obtained in a New York court, were obtained, and enforcement of such judgment were sought in the ROC, such judgment would be recognized and enforced by the courts of the ROC without retrial or examination of the merits of the case only if the ROC courts are satisfied that: (i) the court rendering the judgment had subject matter jurisdiction under the laws of the ROC; (ii) the proceedings and judgment were not contrary to public order or good morals of the ROC; (iii) the judgment was a final judgment for which the period for appeal had expired or from which no appeal could be taken; (iv) if the Company, did not appear in the proceedings in such court, process was duly and timely served either on the Company in the country of litigation or with the assistance of the judicial authorities of the ROC; and (v) judgments of the courts of the ROC would be enforceable in the jurisdiction of the court rendering such judgment on a reciprocal basis.

(t)	The performance by the Underwriters or the Depositary of any of their respective duties, obligations or responsibilities under the Underwriting Agreement or the Deposit Agreement in the manner contemplated thereby will not violate any applicable ROC law.

(u)	The voting arrangements set forth under “Description of American Depositary Shares” as described in the Prospectus and the voting arrangements as set forth in the Deposit Agreement are legal and conform to the requirements of ROC law and constitute a valid and binding agreement by the holders of interests in the ADSs as to their voting rights.

(v)

The Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with the Deposit Agreement under ROC law, and the Depositary will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in the

Deposit Agreement on the grounds that voting in accordance with the Deposit Agreement is in violation of ROC law.

(w)	So long as no single owner of the ADSs holds or owns, as applicable, ADSs (or ADSs, Certificate of Payment and/or Common Shares in the aggregate) representing more than 10% of the Company’s outstanding Common Shares, there will be no reporting obligations under the ROC law on the part of the Depositary or its nominee or owner of the ADSs (i) by virtue of the Depositary being a party to the Deposit Agreement and exercising its rights and performing its obligations thereunder or (ii) in connection with the ADSs and the Certificate of Payment or Common Shares represented by the ADSs.

(x)	The Company can sue and be sued in its own name under the laws of the ROC and an ROC court would have jurisdiction in any suit, action or proceedings brought against the Company arising out of or in connection with the Underwriting Agreement or the Deposit Agreement.

(y)	To the best of our knowledge, the Company is not in violation of the Articles of Incorporation or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such violations or defaults as would not have a Material Address Effect.

(z)	To the best of our knowledge, the Company has good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and except as described in the Prospectus.

(aa)	The Registration Statement and the Prospectus have been duly authorized by the Company; the Registration Statement has been signed for and on behalf of the Company by officer thereunto duly authorized and by directors duly elected or appointed.

The foregoing opinion is subject to the following qualifications:

(1)	The enforceability of the obligations of the Company under the Underwriting Agreement and the Deposit Agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally.

(2)	The enforcement of the Underwriting Agreement and the Deposit Agreement is subject to the limitation that obligations found to be contrary to public policy may not be enforced by the courts of the ROC.

(3)	In the event of proceedings on the Underwriting Agreement or the Deposit Agreement in the ROC courts (other than proceedings to enforce a judgment of a court other than the courts of the ROC meeting the requirements under the ROC laws), such courts are free to look behind stipulations of fact, if any, contained in the Underwriting Agreement or the Deposit Agreement and to independently determine such facts.

(4)	Enforcement of each party’s rights under the Underwriting Agreement or the Deposit Agreement would be subject to applicable statutes of limitation.

(5)	Nothing in this opinion should be read to mean that the remedies of specific performance or injunction would necessarily be available in the ROC courts.

(6)	With respect to any opinion herein stated as being to the best of our knowledge or as being in the context of nothing having come to our attention, we have relied, as to matters of fact, upon the Certificate and other statements of the responsible officers of the Company and we have made no independent investigation or inquiry from any source other than the Company in giving such opinion.

(7)	With reference to opinions (e) and (1) above, income which is in the nature of underwriting fees and other income received by the Underwriters under the Underwriting Agreement which is deemed by the ROC tax authorities to constitute ROC source income, will be subject to ROC taxation.

(8)	In the event that a non-resident individual or a corporate entity not incorporated and not having a branch in the ROC (“Non-Resident”) initiates a suit in the ROC against the Company, if the Company requests the court to do so, the court will require the Non Resident, as a non-resident, to post a bond as security for reimbursement of court fees and certain attorneys fees which may be incurred by the Company and which may be recoverable by the Company from the Non-Resident.

(9)	Commencement of all types of actions before the ROC courts including actions to enforce foreign judgments in the ROC requires the payment of court fees.

(10)	Notwithstanding the Shares will be listed and admitted for trading on the TSE when the Shares are delivered to the account of the Depositary’s nominee through the book-entry system maintained by the TSCD, the Shares may not be exchanged for physical share certificates until the Company issues and delivers the physical share certificates to TSCD.

(11)	Nothing in this opinion should be read to mean that the courts of or in the ROC will necessarily give effect to a waiver or appointment that is specifically provided by contract to be irrevocable.

(12)	This opinion is given with respect to the laws and regulations of the ROC and the prevailing interpretations thereof as of the date hereof and does not purport to speculate as to future laws or regulations, as to future interpretations of current laws and regulations or as to matters which may in the future be held as contrary to the public policy of the ROC.

Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Underwriting Agreement or the Deposit Agreement. This opinion is addressed to you and may be relied upon only by you, each of the Underwriters, and your United States counsel, Shearman & Sterling LLP, and the Depositary and its counsel, Patterson, Belknap, Webb & Tyler LLP, who may rely on this opinion as though this opinion was addressed to each of them separately.

Very truly yours,

RUSSIN & VECCHI

By:

      T. Y. Lee

EXHIBIT C

[Form of Lock-Up Agreement]

[Letterhead of BenQ Corporation]

[•], 2005

Goldman Sachs International

    As Representative of the several Underwriters

    named in Schedule I to the Underwriting Agreement

Peterborough Court,

133 Fleet Street,

London EC4A 2BB, England

Ladies and Gentlemen:

The undersigned understands that you, as Representative (the “Representative”), propose to enter into an underwriting agreement, dated as of [•], 2005 (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with AU Optronics Corp., a company limited by shares formed under the laws of the Republic of China (the “Company”), providing for a public offering of American depositary shares (“ADSs”), each representing common shares of the Company, par value NT$10 per share (the “Common Shares”), pursuant to a Registration Statement on Form F-3 (File No. 333-126461) and Registration Statements on Form F-6 (File Nos. 333-88080 and 333-118892) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the ADSs and continuing to and including the date 90 days after the date of such final Prospectus (the “Lock-up Period”), the undersigned will not, without the prior written consent of Goldman Sachs International, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares or ADSs or any securities that are substantially similar to the Common Shares or ADSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or ADSs or any such substantially similar securities (in each case other than securities issuable upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof). When the Lock-Up Period expires, we will be able to sell our Common Shares in the public market.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors, and assigns.

This Agreement shall terminate upon the expiration of the Lock-up Period or in the event that there is no delivery of and payment for the ADSs pursuant to the Underwriting Agreement, upon 3 days’ prior written notice of such non-delivery and non-payment given by the undersigned to you.

Yours very truly,

[Signature of BenQ Corporation]

[Name and address of BenQ Corporation]

Annex A

Subsidiaries

AU Optronics (L) Corp.

Konly Venture Corp.

AU Optronics Corporation

    America

AU Optronics (Suzhou) Corp.

AU Optronics Corporation

    Japan

AU Optronics Europe B.V.

AU Optronics Korea Ltd.

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